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                                                                     Exhibit 5.3




                        [Schellenberg Wittmer Letterhead]

Converium Holding AG
Converium AG
Converium Finance S.A.
c/o Converium AG
General Guisan-Quai 26
8022 Zurich
Switzerland






Zurich, December 18, 2002 AGR
021409/00243065/AGR




Ladies and Gentlemen:

We have acted as Swiss counsel to Converium Finance S.A., a societe anonyme incorporated in Luxembourg (the "COMPANY"), Converium Holding AG, a corporation incorporated under Swiss law in Zug, Switzerland ("CONVERIUM HOLDING") and Converium AG, a corporation incorporated under Swiss law in Zurich, Switzerland, ("CONVERIUM" and together with the Company and Converium Holding, the "REGISTRANTS") in connection with the Registrants' registration statement on Form F-1 (Registration Number 333-101169) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on November 12, 2002, as thereafter amended to the date hereof (the "REGISTRATION STATEMENT"), relating to the registration of [...]% Guaranteed Subordinated Notes due 2032, issued pursuant to an indenture, to be executed by the Company, Converium, Converium Holding and JPMorgan Chase Bank, as Trustee and Paying Agent.

Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Indenture (as defined below).

We have been requested to render an opinion in connection with certain issues of Swiss law.
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I.    DOCUMENTS RECEIVED AND REVIEWED

For the purpose of the opinion below, we have received and reviewed the following documents:

(1)   the Registration Statement as delivered to us today in electronic form;

(2) the form of indenture as attached as Exhibit 4.3 to the Registration Statement (the "INDENTURE");

(3) the form of the Notes (as defined in the Indenture, the "NOTES") including the Subordinated Guarantee (as defined in the Indenture, the "SUBORDINATED GUARANTEE") as included in Exhibit 4.3 to the Registration Statement;

(4) a certified copy dated November 12, 2002 of the articles of association of Converium Holding in their version of November 8, 2001 (the "CONVERIUM HOLDING ARTICLES");

(5) a certified copy of the excerpt from the Commercial Register of the Canton of Zug dated December 6, 2002 relating to Converium Holding (the "CONVERIUM HOLDING EXCERPT");

(6) a certified copy dated November 8, 2002 of the articles of association of Converium in their version of September 28, 2001, (the "CONVERIUM ARTICLES");

(7) a certified copy of the excerpt from the Commercial Register of the Canton of Zurich dated December 5, 2002 relating to Converium (the "CONVERIUM EXCERPT"); and

(8) a copy of each of the resolutions by circular letter of the board of directors of Converium Holding and Converium dated November 19, 2002 and December 4, 2002 respectively to be executed by all members of the board of directors of Converium Holding and Converium respectively (the "BOARD RESOLUTIONS").

No documents have been reviewed by us in connection with this opinion other than those listed above. Therefore, we express no opinion on or in connection with any other agreements or documents.
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II.   ASSUMPTIONS

In rendering the opinion below, we have assumed the following:

(a) the Board Resolutions will be duly executed by all members of the board of directors of Converium Holding and Converium respectively, and all members of the board of directors of Converium Holding and Converium will duly adopt resolutions on the maximum aggregate amount of all of the Notes and the interest rate of the Notes;

(b) the execution, delivery and performance of the Indenture, the Subordinated Guarantee, the Notes and any and all agreements and documents referred to therein and herein by all parties thereto (other than Converium Holding and Converium) have been or where appropriate will be duly authorized by all action necessary under applicable law as well as the articles of association (if applicable) and the internal regulations (if applicable) of each such party;

(c) the Indenture, the Subordinated Guarantee, the Notes and any and all agreements and documents referred to therein and herein will be duly signed, executed and delivered by representatives of all the parties thereto with the requisite signatory authority conferred on them in accordance with applicable law, the articles of association (if applicable) and the internal regulations (if applicable) of each such party, and, in particular but without limitation, the following documents will be duly executed and delivered by all parties thereto:

      (i) an authentication order from the Company, Converium Holding and Converium to the Trustee pursuant to Section 3.03 of the Indenture;

      (ii) a certificate of the Trustee regarding the authentication and delivery of the Securities as defined therein;

      (iii) a letter from the Trustee to the Company and receipt acknowledged by the Company, Converium Holding and Converium regarding the authentication and registration of the Securities as defined therein;

(d) each of the parties to the Indenture, the Subordinated Guarantee, the Notes and any and all agreements and documents referred to therein and herein (other than Converium Holding and Converium) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and/or establishment and has the requisite capacity, power and authority to act as provided in such agreements and documents;

(e) none of the parties to the Indenture, the Subordinated Guarantee, the Notes and any and all agreements and documents referred to therein and herein has passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding up, dissolution, bankruptcy or administration of any party, and
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      that no receiver, trustee in bankruptcy, administrator or similar officer has been appointed in relation to any of the parties or any of their assets or revenues, it being noted that, having examined the Converium Holding Excerpt and the Converium Excerpt, we are not aware of any of the foregoing having occurred in respect of Converium Holding or Converium before the date of such documents;

(f) all parties to the Indenture, the Subordinated Guarantee, the Notes and any and all agreements and documents referred to therein and herein will perform all obligations by which they are respectively bound under such agreements and documents;

(g) the Indenture, the Subordinated Guarantee, the Notes and any and all agreements and documents referred to therein and herein constitute legal, valid, binding and enforceable obligations of each party thereto pursuant to their terms and wording under all laws applicable to each of them other than the laws of Switzerland, and all conditions and prerequisites therein reserved or otherwise provided for have been met;

(h) to the extent any documents have to be executed or any obligations under the Indenture, the Subordinated Guarantee, the Notes and any and all agreements and documents referred to therein and herein have to be performed under any applicable law other than Swiss law or in any jurisdiction outside Switzerland, such execution or performance will not be illegal or unenforceable by virtue of the laws of such jurisdiction;

(i) all representations and warranties made by any one of the parties in the Indenture, the Subordinated Guarantee, the Notes and any and all agreements and documents referred to therein and herein are and will be true and accurate;

(j) the Converium Holding Articles and the Converium Articles as well as the Converium Holding Excerpt and the Converium Excerpt are unchanged and correct as of the date hereof, and, except for the election of Messrs. Christian Felderer and Peter Boller as new members of the board of directors of Converium, registration of which in the Commercial Register of the Canton of Zurich is pending, no changes have been made which should have been or should be reflected in such documents as of the date hereof;

(k) all signatures appearing on the Indenture, the Subordinated Guarantee, the Notes and any and all agreements and documents referred to therein and herein will be genuine;

(l) at any time after the execution and delivery of the Indenture, the Company will only deliver Notes executed by the Company having endorsed thereon the Subordinated Guarantee to the Trustee for authentication, together with an Order (as defined in the Indenture) for the authentication and delivery of such Notes; and the Trustee in
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      accordance with such Order shall have manually authenticated and delivered any and all such Notes having such Subordinated Guarantee endorsed thereon as provided in the Indenture;


(m) all documents purporting to be copies of originals are complete and conform to the originals and none of the documents referred to above has been amended or revoked;

(n) the Indenture, the Subordinated Guarantee, the Notes and any and all agreements and documents referred to therein and herein will be entered into for bona fide commercial reasons and on arm's length terms by each of the parties thereto; and

(o) any and all creditors of Converium Holding and Converium that are within the Group (as defined in the Indenture), and any and all holders of Converium Holding's and Converium's existing or future securities or obligations that are expressed to rank junior as to payments to the Subordinated Guarantee, have validly subordinated, or will prior to the execution of the Indenture by Converium Holding and Converium validly subordinate, their claims to the claims under the Subordinated Guarantee, and neither Converium Holding nor Converium will incur any indebtedness to such creditors that ranks equal or senior to the Subordinated Guarantee.

III.  OPINION

Based on the foregoing and subject to the qualifications set out herein, we are of the opinion that as of the date hereof:

1. Upon the execution and delivery of the Indenture, the Subordinated Guarantee, the Notes and any and all agreements and documents referred to therein and herein in the form as reviewed by us and in accordance with the assumptions in Section II herein, the subordination provisions of the Subordinated Guarantee will be legal, valid and binding under the laws of Switzerland, enforceable in accordance with their terms.

2. Upon the execution and delivery of the Indenture, the Subordinated Guarantee, the Notes and any and all agreements and documents referred to therein and herein in the form as reviewed by us and in accordance with the assumptions in Section II herein, each of Converium Holding and Converium will have duly executed and delivered the Indenture and the Subordinated Guarantee.
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IV.   QUALIFICATIONS


The opinion set forth above is subject to the following qualifications:

(a) This opinion relates to the laws of Switzerland in effect on the date hereof. Such laws are subject to change. We have not investigated the laws of any jurisdiction other than Switzerland and do not express or imply an opinion on the laws of any other jurisdiction. Also, we express no opinion on the commercial value of the security interests created pursuant to the Indenture, the Subordinated Guarantee, the Notes and any and all agreements and documents referred to therein and herein, nor on the possibility to actually recover proceeds when realizing such security interest.

(b) We have been retained by the Company, Converium Holding and Converium as special Swiss counsel for advising them on the corporate and commercial law aspects of the transactions described herein. We have not been retained as tax counsel and, therefore, express no opinion on any tax matters relating to the Company, Converium Holding, Converium or any of their subsidiaries or such transactions.

(c)   Our opinion is further subject to the following general qualifications:

      (i) an obligation to pay damages may be unenforceable if the amount is held to constitute a penalty (such as exemplary or punitive damages);

      (ii) claims may become barred under statute of limitations or may be or become subject to the defense of set-off, counter-claim, material error, duress or fraud;

      (iii) while Swiss courts have generally the power to grant judgments ordering specific performance of an agreement, such remedy may not always be available for the enforcement of an obligation other than for payment of a sum of money;

      (iv) where a party to an agreement or other document is vested with discretion or may determine a matter in its opinion, Swiss law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds;

      (v) a determination or certification as to any matter provided for in an agreement or other document may be held by a Swiss court not to be final, conclusive or binding, if such determination or certificate could be shown to have an unreasonable, incorrect or arbitrary basis or not to have been given or made in good faith;
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      (vi)    the question whether a provision of an agreement or other document that is invalid or unenforceable may be severed from other provisions is determined at the discretion of a court in Switzerland;

      (vii) under Swiss law, the granting of authority to act as an agent or other representative in the name of the person granting the authority (including the appointment of an agent of process) may be limited or revoked by either party at any time, regardless of any agreement or other document to the contrary;

      (viii) no opinion can be rendered as to the perfection of any lien, charge, mortgage or other security interest in the money and property held or collected by the Trustee (as set out in the Indenture) to be given by Converium Holding or Converium pursuant to the Indenture;

      (ix) under Swiss law, a mandate (Auftrag) may at any time be terminated by either party with immediate effect by revoking or giving notice to the other party;

      (x) no opinion is expressed as to the accuracy of the representations and warranties on facts set out in the documents reviewed or the factual background assumed therein;

      (xi) in making references to the terms of agreements or other documents, no opinion is expressed as to whether and to what extent these are sufficiently specified or leave room for interpretation or as to whether they may otherwise be subject to interpretation in accordance with Swiss law principles on the interpretation of agreements (Vertrauensprinzip), including, without limitation the interpretation of agreements or other documents which had to be filed with the courts in a form translated into any language other than the language of their origin, which may become a matter of the discretion of the courts;

      (xii) court proceedings may be stayed if the subject of the proceedings is concurrently before another court, and damages awarded by courts may be awarded depending upon the degree of fault of one party;

      (xiii) the concept of trust (entailing legal and beneficial ownership) as known in England and the US is not known under Swiss law; the concept probably most closely resembling it under Swiss law being the one of a fiduciary arrangement pursuant to which a fiduciary (instead of a trustee) becomes and is the (sole) legal owner of the assets and other rights transferred to it with the possibilities to dispose over and/or enforce such in its name, being subject to the contractual restrictions and other obligations as provided for in the related (fiduciary) agreements and documents;

      (xiv) for enforcement proceedings in Switzerland a judgment expressed in a currency other than Swiss Francs will have to be converted into Swiss Francs;
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      (xv)    the transmission of judicial documents, including service of process, in a manner other than provided by the Hague Convention on Signification and Notification Abroad of Judicial and Extrajudicial Acts in Civil or Commercial Matters of November 15, 1965 could be held invalid by a court in Switzerland or is even forbidden by the Swiss Penal Code, despite a Swiss party having consented to such service and notification;

      (xvi) the binding effect or enforceability of an agreement may be limited by lapse of time, failure to take action or laws (including, without limitation, the applicable bankruptcy, insolvency, fraudulent transfer, and similar laws of general application); the binding effect or enforceability may further be limited in view of general equity principles (Treu und Glauben) or Swiss law principles on the abuse of rights in general and, without limitation, with respect to indemnification obligations of any kind if a court considers the act of the indemnified person as being willful or grossly negligent; and

      (xvii) the enforceability in Switzerland of a foreign judgment rendered against any of the Guarantors is subject to the limitations set forth in (a) the Lugano Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters of September 16, 1988, (b) such other international treaties by which Switzerland is bound, and (c) the Swiss Federal Act on Private International Law; in particular, and without limitation of the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:

            (i)   the foreign court had jurisdiction;

            (ii) the judgment of such foreign court has become final and non-appealable;

            (iii) the judgment of such foreign court is not manifestly incompatible with Swiss public policy; and

            (iv) the court procedures leading to the judgment followed the principles of due process of law.

We have rendered this opinion as of the date hereof and, for the purpose of this opinion, we assume no obligation to advise you on changes relevant to this opinion that may thereafter be brought to our attention. Consequently, we do not opine on any facts or circumstances occurring or coming to our attention subsequent to the date hereof. This opinion is addressed to the Company, Converium Holding and Converium in connection with the filing of the Registration Statement. It may not be used, circulated, quoted, reproduced or relied upon or otherwise referred to, in whole or in part, for any other purpose nor is it to be filed with or furnished to any governmental agency or other person without our prior written consent. We
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hereby consent, however, to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. This opinion is strictly limited to the matters stated in it and does not apply by implication to any other matters.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Any dispute arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the commercial court (Handelsgericht) of the canton of Zurich, Switzerland, subject to review as permitted by law.

Sincerely yours,

SCHELLENBERG WITTMER

/s/ Andrea Grimm